Exhibit 5.1

50 West Liberty Street, Suite 750
Reno, Nevada 89501	A Professional
Main 775.323.1601	Law Corporation
Fax 775.348.7250

October 28, 2022

Vintage Wine Estates, Inc.

937 Tahoe Boulevard, Suite 210

Incline Village, NV 89451

Re:	Vintage Wine Estates, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Vintage Wine Estates, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) filed on even date herewith by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration for resale from time to time by certain of the Company’s stockholders of up to an aggregate of 37,405,239 shares of the Company’s common stock, no par value per share (“Common Stock”), consisting of (i) 31,837,181 shares of Common Stock currently outstanding (the “Shares”) and (ii) up to 5,568,058 shares of Common Stock (the “Earnout Shares”) that may become issuable upon the achievement of certain earnout provisions pursuant to that certain Transaction Agreement, dated February 3, 2021, among the Company (formerly Bespoke Capital Acquisition Corp.), VWE Acquisition Sub Inc., Vintage Wine Estates, Inc., a California corporation, Bespoke Sponsor Capital LP and Darrell D. Swank as the Seller Representative (as amended, the “Transaction Agreement”). The Shares and the Earnout Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

As counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering this opinion. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Based upon such examination, it is our opinion that:

1.	The Shares are validly issued, fully paid and non-assessable.

2.	The Earnout Shares, when issued and delivered in accordance with the terms of the Transaction Agreement, will be validly issued, fully paid and non-assessable.

Vintage Wine Estates, Inc.

October 28, 2022

Page Two

In rendering the foregoing opinions, we have assumed that the resolutions authorizing the Company to issue and deliver the Earnout Shares pursuant to the Transaction Agreement by the Company’s Board of Directors (or an authorized committee thereof) will be in full force and effect at all times at which such Earnout Shares are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions. Further, with respect to the Earnout Shares, we have assumed that the Earnout Shares will be issued only upon achievement of all applicable earnout provisions set forth in the Transaction Agreement.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement. In connection with this opinion, we have relied on oral or written statements and representations of officers or other representatives of the Company and others. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

This opinion is given as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

PARSONS BEHLE & LATIMER

/s/ Parsons Behle & Latimer